EXHIBIT A
                             AUDIT COMMITTEE CHARTER
                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

I.       PURPOSE

The Audit Committee ("Audit Committee" or "Committee") of EA Engineering, Science, and Technology, Inc. (the "Company") will assist the Board of Directors in fulfilling its corporate oversight responsibilities. The Audit Committee will review the financial reporting process, system of internal control, internal and external audit processes, and the Company's process for monitoring compliance with laws and regulations. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and external auditors.

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the external auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management including the internal audit staff, and the Company's external auditors, have more time, knowledge and more detailed information on the Company than do Committee Members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditor's work.

II.      COMMITTEE MEMBERSHIP

The Audit Committee will consist of at least three members ("Member" or "Members") of the Board of Directors and will meet at least once per year. All Members of the Committee will be "Independent Directors" as that term is defined in The Nasdaq Stock MarketSM Marketplace Rule 4200(a)(15) and membership qualifications shall otherwise comply with The Nasdaq Stock MarketSM Marketplace Rules governing Audit Committees. One Member of the Committee will serve as Chairman of the Committee. Each Member will be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. At least one Member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

In meeting the requirement for the minimum size of the Audit Committee, one director who is not independent and is not a current employee or an immediate family member of an employee may be included if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required in the best interests of the Company and its shareholders, and the Board discloses, in the Company's next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

III.     DUTIES AND RESPONSIBILITIES

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention and the Committee will be afforded full access to all books, records, facilities and personnel of the Company and the power to retain external counsel, auditors or other experts for this purpose.

The Board and the Committee are in place to represent the Company's shareholders; accordingly, the external auditor is ultimately accountable to the Board. In addition, the Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select or nominate for shareholder approval, evaluate and, where appropriate, replace the external auditor.

The Committee shall review the adequacy of this Charter on an annual basis.

The Committee functions set forth herein are a guide and are made with the understanding that the Committee may diverge from this guide as the Committee may deem appropriate given the circumstances.

A.       With respect to its general duties, the Committee will:
(1) Review and appraise the audit efforts of the Company's internal and external auditors.

(2) Review with management and the external auditors, the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), and review and consider with the external auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61 ("Communication with Audit Committees").

(3) Review as a whole, or through the Committee chair, with the external auditors, the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; with the review to occur prior to the Company's filing of the Form 10-Q.

(4)      Request from the external  auditors  annually,  a formal written
         statement delineating  all   relationships between  the  auditor and
         the Company consistent with Independence Standards Board Standard Number 1, and discuss with the external auditors any such disclosed relationships and their impact on the external auditor's independence. The Committee may recommend that the Board take appropriate action to oversee the independence of the external auditor and to respond appropriately to the external auditor's report in order to
         satisfy itself  with  respect  to  the   auditor's independence.

(5) Prepare a "report," in the name of and listing all Members of the Committee, which is to be included in the Company's annual proxy statement. The report must state whether or not the audit committee:

        (a) has reviewed and discussed the audited financial statements with management;
        (b) has discussed with the independent auditors the matters required to be discussed by SAS No. 61;
        (c) has received the written disclosure and letter from the independent auditors (delineating all relationships they have with the Company) and has discussed their independence with them.
        (d) based on the review and discussions referred to above, the Members of the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

B.       With respect to internal controls, the Committee will:
(1) Evaluate whether management is setting the appropriate tone in communicating the importance of internal controls and ensuring that all individuals possess an understanding of their respective roles and responsibilities.

(2) Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plans for processing financial information in the event of a systems breakdown.

(3) Determine whether internal control recommendations made by external auditors have been, or are to be, implemented by management and ensure that external auditors promptly notify and then keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal controls, and any other matters specified by the Audit Committee.

C.       With respect to financial reporting in general, the Committee will:
(1) Review, with the assistance of the Company's auditors if necessary, significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on financial statements.

(2) Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.

D.       With respect to annual financial statements, the Committee will:
(1) Review the annual financial statements and determine whether they are complete and consistent with the information known to Committee Members, and assess, with the assistance of the Company's auditors, whether the financial statements reflect appropriate accounting principles.

(2)      Pay particular attention to complex and/or unusual transactions.

(3) Focus on judgmental areas such as those involving valuation of assets and liabilities, including environmental liability, litigation reserves, and other commitments and contingencies affecting the Company's finances.

(4) Meet with management and the external auditors to review the financial statements and the results of the audit.

(5) Review the MD&A and other sections of the annual report before its release and consider whether the information is consistent with Members' knowledge about the Company and its operations.

(6) Consider whether the Company's annual financial statements should be included in the Company's Annual Report on Form 10-K.

E.       With respect to interim financial statements, the Committee will:

(1) Determine how management develops and summarizes quarterly financial information and the extent of external auditor involvement.
(2) Obtain explanations from management and from the internal and external auditors on whether:

        (a) Actual financial results for the quarter or interim period varied significantly from budgeted or projected results.

        (b) Generally accepted accounting principles have been consistently applied.

        (c) There are any actual or proposed changes in accounting or financial reporting practices.

        (d) There are any significant or unusual events or transactions.

        (e) The Company's financial and operating controls are functioning effectively.

        (f) The interim financial statements contain adequate and appropriate disclosures.

F. With respect to compliance with laws and regulations, the Committee will:
(1) Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

(2) Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

(3) Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.



                           Audit Committee Membership
                                  June 1, 2000

                      Cleaveland D. Miller, Esq., Chairman
                             Edmund J. Cashman, Jr.
                              Rudolph Limone, Ph.D.

                      Charter effective as of June 1, 2000